Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report dated August 20, 2009, accompanying the consolidated financial statements included in the Annual Report of Vasomedical, Inc. and Subsidiaries on Form 10-K for the fiscal year ended May 31, 2009. We hereby consent to the incorporation by reference of said report in the Annual Report (Form 10-K) of Vasomedical, Inc. and Subsidiaries for the fiscal year ended May 31, 2009.


/s/ Rothstein, Kass & Company, P.C.

ROTHSTEIN, KASS & COMPANY, P.C.



Roseland, NJ

August 20, 2009